Exhibit 99.01

Press Release+

Available for Immediate Publication: July 24, 2017

FNB Bancorp Reports Second Quarter 2017 Earnings of $0.44 Per Diluted Share

Source: FNB Bancorp (CA) (NASDAQ:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (NASDAQ: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common stockholders for the second quarter of 2017 of $3,351,000 or $0.44 per diluted share, compared to net earnings available to common shareholders of $2,448,000 or $0.33 per diluted share for the second quarter of 2016.

During the second quarter of 2017, our net interest income was $11.4 million, an increase of $882,000 from the second quarter of 2016. This increase was primarily the result of an increase in the average volume of our interest earning assets outstanding partially offset by a slight reduction in our earning rate when compared to the same period in 2016.

“During the second quarter of 2017, the Company was able to grow our net loan portfolio by $1.3 million. Loan production was strong during the first half of the quarter, however, commercial real estate loan prepayments during June lowered our overall loan portfolio growth rate. During the quarter, our deposit balances decreased by $3 million, however, we were able to grow our non-interest bearing DDA account balances by $9 million. The growth in loans and the reduction in the overall deposit balances was funded by an increase in short term FHLB borrowings of $5 million. Net interest income was helped by the fact that the adjustable rate portion of our loan portfolio has begun to reset to higher yields, in response to increases to short term rates by the Federal Open Market Committee and increases in the short term LIBOR rates. The current low rate environment has put pressure on our net interest margin, but we have added enough interest earning assets at spreads that have allowed us to expand our net interest income at an acceptable rate. Our net interest margin was 3.93% for the second quarter and our increased earnings coupled with a flattening yield curve have allowed our capital base to increase by over $4 million during the quarter. We worked hard during the second quarter to improve our profitability while continuing to provide for our customers’ needs and provide them with the products they want delivered in an efficient and effective manner”, stated CEO Tom McGraw.

“Our total non-accrual loans balance decreased by $1 million during the second quarter. This decrease was the result of management efforts to reduce the levels of our non-accrual loans. We utilize a conservative underwriting approach in our loan origination process which should serve to keep problem loans at acceptable levels as we work to prudently increase the size of our loan portfolio. There was a $140,000 recovery of provision for loan losses during the second quarter that was related to improving credit characteristics in our loan portfolio”, continued Tom McGraw.

FNB Bancorp and Subsidiary
CONSOLIDATED BALANCE SHEETS	(Unaudited)
(Dollar and share amounts in thousands, excpet earnings per share)	As of
	June 30,
	2017	2016
ASSETS
Cash and due from banks	$21,859	$20,564
Interest-bearing time deposits with financial institutions	230	205
Securities available for sale, at fair value	362,006	342,420
Other equity securities	7,567	7,206
Loans, net of deferred loan fees and allowance for loan losses	808,508	725,471
Bank premises, equipment and leasehold improvements, net	9,416	10,114
Bank owned life insurance	16,438	16,050
Accrued interest receivable	4,945	4,547
Other real estate owned	1,459	1,247
Goodwill	4,580	4,580
Prepaid expenses	621	783
Other assets	16,032	15,393
TOTAL ASSETS	$1,253,661	$1,148,580

LIABILITIES
Deposits:
Demand, noninterest bearing	$296,249	$267,593
Demand, interest bearing	129,435	112,591
Savings and money market	472,050	508,605
Time	124,604	118,700
Total Deposits	1,022,338	1,007,489
Federal Home Loan Bank advances	91,000	7,000
Note payable	4,050	4,650
Accrued expenses and other liabilities	17,546	17,026
Total Liabilities	1,134,934	1,036,165
STOCKHOLDERS’ EQUITY
Common stock, no par value:	85,159	75,944
Retained earnings	32,306	31,424
Accumulated other comprehensive earnings, net of tax	1,262	5,047
Total Stockholders’ Equity	118,727	112,415
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,253,661	$1,148,580

FNB Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollar and share amounts in thousands, excpet earnings per share)
	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans	$10,370	$9,563	$20,443	$19,434
Interest on dividends and securities	1,989	1,731	3,932	3,416
Interest on deposits with other financial institutions	19	22	30	31
Total interest income	12,378	11,316	24,405	22,881

INTEREST EXPENSE
Deposits	677	709	1,313	1,492
Federal Home Loan Bank advances	214	1	360	9
Interest on note payable	55	56	108	113
Total interest expense	946	766	1,781	1,614
NET INTEREST INCOME	11,432	10,550	22,624	21,267
(Recovery of) provision for loan losses	(140)	75	(140)	150
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	11,572	10,475	22,764	21,117
NONINTEREST INCOME
Service charges	564	618	1,161	1,239
Net gain on sale of available-for-sale securities	123	57	151	241
Earnings on bank owned life insurance	88	105	190	205
Other income	237	256	520	485
Total Noninterest Income	1,012	1,036	2,022	2,170
NONINTEREST EXPENSES
Salaries and employee benefits	4,862	4,876	9,636	9,814
Occupancy expense	707	617	1,358	1,248
Equipment expense	406	438	808	872
Professional fees	408	294	881	681
FDIC assessment	90	150	220	300
Telephone, postage, supplies	325	306	622	601
Advertising expense	107	183	215	300
Data processing expense	144	140	283	332
Low income housing expense	123	71	228	142
Surety insurance	89	87	173	174
Director fees	72	72	144	144
Other real estate owned expense (recovery), net	7	—	17	(10)
Other expenses	338	415	698	838
Total Noninterest Expense	7,678	7,649	15,283	15,436
EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,906	3,862	9,503	7,851
Provision for income taxes	1,555	1,414	3,063	2,836
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,351	$2,448	$6,440	$5,015

Per Share Data:
Basic earnings per share available to common stockholders	$0.46	$0.34	$0.88	$0.70
Diluted earnings per share available to common stockholders	$0.44	$0.33	$0.85	$0.68
Cash dividends declared	$882	$686	$1,661	$1,369
Average shares outstanding	7,342	7,216	7,329	7,194
Average diluted shares outstanding	7,585	7,393	7,559	7,390
Shares outstanding as of the end of period	7,362	7,255	7,362	7,255

FNB Bancorp and Subsidiary
FINANCIAL HIGHLIGHTS
(Dollar and share amounts in thousands, excpet earnings per share)	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	March 31,		June 30,
	2017	2016	2017	2016

AVERAGE BALANCES:
Total Assets	$1,256,608	$1,156,072	$1,244,943	$1,151,283
Total Loans	830,318	740,097	819,030	741,689
Total Earning Assets	1,191,820	1,091,162	1,180,119	1,086,925
Total Deposits	1,022,838	1,024,736	1,017,952	1,018,502
Total Stockholder’s Equity	115,720	109,064	113,551	107,642

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.07%	0.85%	0.52%	0.87%
Annualized return on average equity	11.58%	8.98%	5.67%	9.32%
Net interest margin (taxable equivalent)	3.93%	3.98%	3.95%	4.03%
Average loans as a percent of average deposits	81.18%	72.22%	80.46%	72.82%
Average total stockholders’ equity as a % of average total assets	9.21%	9.43%	9.12%	9.35%
Annualized common dividend payout ratio	26.32%	28.02%	25.79%	27.30%

NON-PERFORMING ASSETS			(Extracted from
(Dollars In Thousands)			audited annual
	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Non-accrual loans	$7,363	$8,444	$6,647	$6,903	$8,182
Other real estate owned	1,459	1,443	1,427	1,346	1,247
Total non-performing assets	$8,822	$9,887	$8,074	$8,249	$9,429

Loan loss reserve	$10,177	$10,144	$10,167	$10,092	$10,038
Non-accrual loans/Gross loans	1.02%	1.03%	0.84%	0.92%	1.11%
Loan loss reserves/Gross loans	1.41%	1.24%	1.28%	1.34%	1.36%

FNB Bancorp and Subsidiary
CONSOLIDATED BALANCE SHEETS
(Dollar and share amounts in thousands, excpet earnings per share)			(Extracted from
			audited annual
	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
ASSETS
Cash and due from banks	$21,859	$25,337	$15,758	$17,342	$20,564
Interest-bearing time deposits with financial institutions	230	205	205	204	205
Securities available for sale, at fair value	362,006	353,364	360,105	358,877	342,420
Other equity securities	7,567	7,211	7,206	7,206	7,206
Loans, net of deferred loan fees and allowance for loan losses	808,508	807,191	782,485	741,407	725,471
Bank premises, equipment and leasehold improvements, net	9,416	9,571	9,837	9,918	10,114
Bank owned life insurance	16,438	16,349	16,247	16,145	16,050
Accrued interest receivable	4,945	4,785	4,942	4,544	4,547
Other real estate owned	1,459	1,443	1,427	1,346	1,247
Goodwill	4,580	4,580	4,580	4,580	4,580
Prepaid expenses	621	768	856	670	783
Other assets	16,032	15,917	15,746	15,309	15,393
TOTAL ASSETS	$1,253,661	$1,246,721	$1,219,394	$1,177,548	$1,148,580

LIABILITIES
Deposits:
Demand, noninterest bearing	$296,249	$287,029	$296,273	$285,767	$267,593
Demand, interest bearing	129,435	125,643	121,086	110,147	112,591
Savings and money market	472,050	496,697	487,763	491,047	508,605
Time	124,604	115,622	114,384	116,496	118,700
Total Deposits	1,022,338	1,024,991	1,019,506	1,003,457	1,007,489
Federal Home Loan Bank advances	91,000	86,000	71,000	37,000	7,000
Note payable	4,050	4,200	4,350	4,500	4,650
Accrued expenses and other liabilities	17,546	17,198	14,224	18,847	17,026
Total Liabilities	1,134,934	1,132,389	1,109,080	1,063,804	1,036,165
STOCKHOLDERS’ EQUITY
Common stock, no par value:	85,159	84,603	84,283	76,065	75,944
Retained Earnings	32,306	29,842	27,577	33,123	31,424
Accumulated other comprehensive earnings (losses), net of tax	1,262	(113)	(1,546)	4,556	5,047
Total Stockholders’ Equity	118,727	114,332	110,314	113,744	112,415
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,253,661	$1,246,721	$1,219,394	$1,177,548	$1,148,580

FNB Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
(Dollar and share amounts in thousands, excpet earnings per share)			(Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
INTEREST INCOME
Interest and fees on loans	$10,370	$10,073	$9,578	$9,301	$9,563
Interest on dividends and securities	1,989	1,943	1,925	1,815	1,731
Interest on deposits with other financial institutions	19	11	7	6	22
Total interest income	12,378	12,027	11,510	11,122	11,316

INTEREST EXPENSE
Deposits	677	637	631	657	709
Federal Home Loan Bank advances	214	145	48	10	1
Interest on note payable	55	53	55	54	56
Total interest expense	946	835	734	721	766
NET INTEREST INCOME	11,432	11,192	10,776	10,401	10,550
(Recovery of) provision for loan losses	(140)	—	—	—	75
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	11,572	11,192	10,776	10,401	10,475
NONINTEREST INCOME
Service charges	564	597	599	623	618
Net gain on sale of available-for-sale securities	123	28	57	140	57
Earnings on bank owned life insurance	88	102	102	94	105
Other income	237	283	565	245	256
Total Noninterest Income	1,012	1,010	1,323	1,102	1,036
NONINTEREST EXPENSES
Salaries and employee benefits	4,862	4,774	4,839	4,821	4,876
Occupancy expense	707	651	635	645	617
Equipment expense	406	402	448	445	438
Professional fees	408	473	384	298	294
FDIC assessment	90	130	150	150	150
Telephone, postage, supplies	325	297	298	300	306
Advertising expense	107	108	120	104	183
Data processing expense	144	139	178	147	140
Low income housing expense	123	105	71	71	71
Surety insurance	89	84	85	88	87
Director fees	72	72	72	72	72
Other real estate owned expense, net	7	10	5	—	—
Other expenses	338	360	458	372	415
Total Noninterest Expense	7,678	7,605	7,743	7,513	7,649
EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,906	4,597	4,356	3,990	3,862
Provision for income taxes	1,555	1,508	1,314	1,546	1,414
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,351	$3,089	$3,042	$2,444	$2,448

FNB Bancorp and Subsidiary
(Dollar and share amounts in thousands, excpet earnings per share)			(Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

Per Share Data:
Basic earnings per share available to common stockholders	$0.46	$0.42	$0.42	$0.34	$0.34
Diluted earnings per share available to common stockholders	$0.44	$0.41	$0.41	$0.33	$0.33
Cash dividends declared	$882	$780	$739	$738	$686
Average shares outstanding	7,342	7,301	7,275	7,263	7,216
Average diluted shares outstanding	7,585	7,518	7,461	7,428	7,393
Shares outstanding as of end of period	7,362	7,311	7,280	7,269	7,255

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.07%	1.00%	1.02%	0.84%	0.85%
Annualized return on average equity	11.58%	11.24%	10.88%	8.69%	8.98%
Net interest margin (taxable equivalent)	3.93%	3.98%	3.89%	3.88%	3.96%
Average loans as a percent of average deposits	81.18%	79.73%	75.01%	72.96%	72.22%
Average total stockholders’ equity as a % of average total assets	9.21%	8.91%	9.38%	9.70%	9.43%
Annualized common dividend payout ratio	26.32%	25.25%	24.29%	30.20%	28.02%

			(Extracted from
LOANS			audited annual
(Dollars in thousands)	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Real estate loans:
Construction	$46,325	$49,490	$43,683	$38,162	$29,251
Commercial	369,657	432,301	421,222	404,841	398,290
Multi family	90,733	112,911	105,963	83,946	82,637
Residential	150,546	169,373	170,523	173,476	174,084
Commercial & industrial loans	54,102	49,277	48,874	50,967	51,366
Consumer loans	8,884	6,065	3,533	1,630	1,311
Gross loans	720,247	819,417	793,798	753,022	736,939
Net deferred loan fees	(1,010)	(1,076)	(1,146)	(1,523)	(1,430)
Allowance for loan losses	(10,177)	(10,144)	(10,167)	(10,092)	(10,038)
NET LOANS	$709,060	$808,197	$782,485	$741,407	$725,471

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.